EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLlC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 13, 2008 relating to our audit of the financial statements of Royal Style Design, Inc. as of December 31, 2008 and for the two years then ended appearing in the Prospectus, which is a part of this Registration Statement.  We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Wiener, Goodman & Company, P.C.

Wiener, Goodman & Company, P.C.
Eatontown, New Jersey
June 2 , 2009